EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 2-85796 of Superior Uniform Group, Inc. on Form S-8 of our report dated February 27, 2004, appearing in the Annual Report on Form 10-K of Superior Uniform Group, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
March 11, 2004